UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 25, 2008
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 20, 2008, Vineyard National Bancorp (the “Company”) and its wholly owned subsidiary Vineyard Bank, National Association (the “Bank”) announced the following changes to the Board of Directors of the Company:

Cynthia Harriss resigned as a director of the Company and the Bank.  Ms. Harriss’ resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices.

Perry B. Hansen currently serves as chairman of the Board of Directors of the Bank and was appointed by the Board of Directors of the Company (the “Board”) to serve as a director of the Company, pending regulatory approval, to fill the vacancy left by the departure of Ms. Harriss.  The Company anticipates that Mr. Hansen will also serve on the Nomination and Corporate Governance Committee and Audit and Compliance Committee of the Company.  The Board did not elect Mr. Hansen pursuant to any arrangements or understandings between Mr. Hansen and the Company, the Bank, or any other person.  There are no material transactions between Mr. Hansen and the Company, the Bank or any other person.

James G. LeSieur III, the Company’s interim Chief Executive Officer and President and former Chairman of the Board of Directors of the Company, was appointed by the Board to serve as a director of the Company, pending regulatory approval.  Mr. LeSieur served as a director of the Company and the Bank from December, 2004 through August 11, 2008, the date the shareholder vote for the 2008 Annual Shareholders Meeting (the “Annual Meeting”) was certified and the Company’s new Board was appointed. Mr. LeSieur will not serve on any other committees of the Company.  The Board did not elect Mr. LeSieur pursuant to any arrangements or understandings between Mr. LeSieur and the Company, the Bank, or any other person.

As previously disclosed, effective January 23, 2008, Mr. LeSieur was appointed as interim Chief Executive Officer while the Company conducts an executive search for a new Chief Executive Officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2008, the Board approved an amendmentto Article III, Section 2 of the Company’s Amended and Restated Bylaws (the “Company Bylaws”) to increase the number of authorized directors from seven (7) to eight (8).

The foregoing is intended to be only a summary, does not purport to be a complete description of the amendments approved by the Board and is qualified in its entirety by reference to the Certificate of Amendment to the Amended and Restated Bylaws of Vineyard National Bancorp attached to this Current Report on Form 8-K as Exhibit 3.1, which is incorporated herein by reference.

Item 8.01.  Other Events.

On behalf of the Company as the sole shareholder of the Bank, on August 5, 2008 the Board held a shareholder meeting for the Bank following the Annual Meeting to take action for the appointment of the following individuals as directors of the Bank:  Douglas Kratz, Perry D. Hansen, Glen Terry, David Buxbaum, Lester Strong, Charles Keagle, Cynthia Harriss, Harice “Dev”Ogleand James G. LeSieur III (collectively, the “Bank Directors”).  As stated above, Ms. Harriss resigned from the Board of Directors of the Company and the Bank on August 20, 2008.  The Board did not appoint the Bank Directors pursuant to any arrangements or understandings between any of such directors and the Company, the Bank or any other person.  With the exception of the previously disclosed employee compensation paid to Mr. LeSieur in connection with his service as the Company and the Bank’s interim Chief Executive Officer and President, there are no material transactions between such directors and the Company, the Bank or any other person.

Item 9.01.  Exhibits.

(d) Exhibits

EXHIBIT
NUMBER                                 DESCRIPTION
3.1                  Certificate of Amendment to the Amended and Restated Bylaws of Vineyard National Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vineyard National Bancorp
(Registrant)

Dated: August 25, 2008	By:	/s/ Gordon Fong
	Name:	Gordon Fong
	Title:	Executive Vice President and Chief Financial Officer